EXHIBIT A
UNANIMOUS WRITTEN CONSENT
OF
BOARD OF DIRECTORS
OF
MERCURY AIR GROUP, INC.
     The undersigned certify that they are all the members of, and together constitute, the Board of Directors (“Board”) of Mercury Air Group, Inc., a Delaware corporation the (“Corporation”), and by this writing approve the following resolutions and consent to their adoption:
     WHEREAS, on September 16, 2005, a majority of the shares of the outstanding common stock and preferred stock (the “Stock”) of the Corporation entitled to vote thereon were voted in favor of an amendment to the Corporation’s Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware, whereby the Board has the discretion to declare a 1-for-501 reverse stock split of the Common Stock (the “Reverse Split”);
     WHEREAS, on September 16, 2005, a majority of the shares of the outstanding “Stock” of the Corporation entitled to vote thereon were voted in favor of an amendment to the Corporation’s Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware, whereby the Board has the discretion to declare a 501-for-1 forward stock split of the Common (the “Forward Split”) the Reverse Split and the Forward Split being collectively referred to as the “Transaction”.
     NOW, THEREFORE, BE IT RESOLVED, that the Corporation has elected to immediately implement the Transaction and as soon as practicable thereafter, to deregister as a reporting company with the Securities and Exchange Commission (“SEC”);
     RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed to prepare, execute and cause to be filed any and all applications, certificates, letters and other documents or instruments with the American Stock Exchange (“AMEX”), the SEC and the State of Delaware, and to take any and all actions that counsel to the Corporation shall advise or that such officers shall deem necessary or advisable in connection therewith including but not limited to those actions listed herein;
     RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed to designate American Stock Transfer & Trust Company as payment agent for the Transaction and to take any and all actions that counsel to the Corporation shall advise or that such officers shall deem necessary or advisable in connection therewith;
     RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed to file with AMEX a substitute listing application followed by a withdrawal from AMEX;

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     RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed to file such documentation with the SEC as may be required to withdraw from AMEX pursuant to AMEX Rule 18; and
     RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed to file a certificate of amendment with the State of Delaware to implement the Transaction;
     RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed to file a Form 15 with the SEC for the purpose of deregistration;
     RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed to such as action as may be required to list with pinksheets.com;
     RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed to take such action as is required to appoint T.D. Waterhouse and William V. Frankel as market makers for the Corporation on Pinksheets.com; and
     RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, directed and empowered to execute and deliver on behalf of the Corporation such instruments and documents, to make such filings with regulatory agencies and to take all such actions as each such officer may deem necessary or appropriate in order to implement the foregoing resolutions.
IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent as of this 16th day of September 2005.

Joseph A. Czyzyk

Frederick H, Kopko, Jr.

Gary Feracota

Michael Janowiak

Angelo Pusateri

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